XL GROUP

XL and AXA:
Creating A Next-Generation Global P&C Leader

Transaction Overview for XL Managers and Colleagues

March 5, 2018

Legal Disclaimer

FOR INTERNAL USE ONLY – NOT FOR EXTERNAL DISTRIBUTION

XL GROUP

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, XL will file with the United States Securities and Exchange Commission ("SEC") a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This letter is not a substitute for the proxy statement or any other document which XL may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF XL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by XL through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of XL:

Investor Relations
XL Group Ltd
Abbe F. Goldstein, CFA
abbe.goldstein@xlcatlin.com

Participants in the Solicitation

XL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from XL's shareholders in connection with the proposed transaction. Information regarding XL's directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in XL's annual proxy statement filed with the SEC on April 5, 2017, XL's Current Report on Form 8-K filed with the SEC on October 26, 2017 and XL's Current Report on Form 8-K filed with the SEC on February 20, 2018. A more complete description will be available in the proxy statement on Schedule 14A that will be filed with the SEC in connection with the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph filed, with, or furnished to, the SEC. All such documents, when filed or furnished, are available free of charge on the SEC's website (www.sec.gov) or by directing a request to XL at the Investor Relations contact above.

Combining with AXA Accelerates Our Strategy with Greater Strength and New Dimension

XL GROUP

- XL to combine with AXA Corporate Solutions
  - Forms new global P&C insurance and reinsurance division of AXA; to be led by Greg Hendrick
  - Committed to maintaining XL Catlin's brand and culture as part of the combined P&C business
- Transaction creates compelling strategic opportunities
  - Enhanced scale across highly diversified operational platform
  - Broader geographic reach with strong platforms in US, Lloyd's and in Europe
  - Market-leading underwriting capabilities globally, across a diverse range of risks
  - Complete coverage of corporate spectrum – from SMEs to global programs
  - Superior brands with strong culture recognized for dedication to client service
  - Robust balance sheet to support growth and innovation
- Highly complementary portfolios with minimal overlap
  - Fills strategic gaps for both companies
  - Limited execution and integration risk
- Strong cultural connection, focused on innovation, responsiveness and solving clients most "complex" risks

Creates Multiple Top-line Growth Opportunities

XL GROUP

Growth Opportunities from Combination of XL + AXA	
Existing business	Combining XL with AXA Corporate Solutions creates a champion for all complex commercial and specialty businesses across geographies
Geography	Bring XL's corporate and specialty capabilities to AXA's extensive network. Leverage XL's strong US-based underwriting capabilities
Innovation	Rapidly move forward programs that will lead to greater use of digital solutions, making combined entity more efficient and effective, and yield significant returns on investment
Alternative Capital	Advance current XL initiative to create nimble balance sheet that matches risk with an appropriate cost of capital
Distribution	Leverage strength of complementary global distribution networks to access premium on a portfolio basis

Complementary Portfolios with Minimal Overlap

AXA

- **Leading global insurer** with ca. €100 billion revenues
- **#1 insurance brand** for the 9th consecutive year
- Leading **pan-European SME** player
- **Innovation** and **sustainability** leader in insurance
- Excellent **capital base and cash generation**

XL GROUP

- **Leader** in **P&C Commercial Lines** and **specialty**
- **Highest in Customer Satisfaction** among large commercial insurers in North America from **JD Power**
- Strong large and mid-market player
- **Agile** and **innovative** company
- Superior **franchise** and **underwriting**

Transaction Highlights

- AXA to acquire XL for $57.60 per share; total transaction value of $15.3 billion
- Represents a premium of 33% to XL's closing share price on March 2, 2018
- Expected closing in second half of 2018, subject to approvals from regulators and XL shareholders
- AXA will continue to be run by AXA's CEO Thomas Buberl and its executive management team
- Effective today, Greg Hendrick will take on the role of President and COO at XL Group
- Following the transaction close, Greg will join the Management Committee of AXA Group and will lead the new P&C business going forward, reporting directly to Thomas
- Mike intends to stay on through the close of the deal. Following the close, he'll become the Vice Chairman of the new P&C business and Special Advisor to Thomas to ensure a smooth integration
- Expect the balance of the P&C leadership team will be comprised of the best talent both companies have to offer; majority of the combined workforce going in will come from XL Catlin

What We Ask of You

- Today's announcement is the first step in the process of combining organizations
- Until the deal closes, which we expect to happen in the second half of 2018, XL and AXA remain two separate companies
- In the interim, all XL colleagues are asked to:
  - Continue business as usual
  - Stay focused on delivering our 2018 plan
- We will provide more information as the integration unfolds and will answer questions as soon as we have answers

Colleagues from both companies will benefit from being part of an even stronger combined organization

Thank you